Exhibit 99.3

                      Summary of Terms of Credit Agreement

CREDIT FACILITY:    The Credit Facility consists of up to a $75,000,000, 10-year senior Term Loan (the "Term Loan") and a $25,000,000, 7-year senior Committed Revolving Credit (the "Revolver").

USE OF PROCEEDS:    Proceeds are available for general corporate purposes,
                    including refinancing of existing debt, capital expenditures and acquisitions, and stock repurchases (subject to limitations as described in "Negative Covenants" below).

AVAILABILITY:       The Term Loan, subject to the mandatory prepayments and
                    commitment reductions, will be available from the Closing
                    Date until the Business Day immediately preceding December
                    31, 2007 (the "Term Loan Availability Period"). Amounts repaid under the Term Loan may not be reborrowed.

                    The Revolver, subject to the mandatory prepayments and commitment reductions described below, will be available from Closing Date until the Business Day immediately preceding its maturity (June 30, 2013).

REPAYMENT:          The Term Loan, subject to the mandatory prepayments
                    described below, will amortize in 34 equal quarterly payments (based on the outstanding principal amount on December 31, 2007) beginning on March 31, 2008 and ending on
                    June 30, 2016.

                    The Revolver commitment will expire and principal outstanding will be due and payable at maturity, which will be June 30, 2013.

INTEREST RATE:      At the Borrower's option, advances shall bear interest at
                    any of (i) the Base Rate plus the applicable margin, (ii)
                    LIBOR plus the applicable margin or (iii) the Quoted Rate
                    Option. The applicable margin will be determined quarterly and will be based on the Company's Total Leverage Ratio, described below. The Company may have no more than five interest rate options, excluding the Base Rate option, outstanding at any one time. The grid below highlights the applicable margins:

                                                       ----APPLICABLE MARGIN----

                    TOTAL LEVERAGE RATIO         BASE RATE            LIBOR
                    --------------------         ---------            -----
                    => 2.0x                           0.25%            1.25%
                    => 1.0x but < 2.0x                0.00%            1.00%
                    < 1.0x                            0.00%            0.75%

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                    LIBOR means the reserve adjusted LIBOR rate quoted by the
                    British Bankers Association (the "BBA") as published by Bloomberg or another major information vendor listed on BBA's official website for 1, 2, 3, 6, 9 or 12 month periods.

                    Base Rate is defined as CoBank's Base Rate.

                    Quoted Fixed Rate Option: At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances (minimum of $10,000,000) and for such periods (a minimum of 365 days) as may be agreeable to CoBank in its sole discretion in each instance.

COMMITMENT FEE:     With usage of greater than or equal to 50% on the Revolver,
                    0.125% applied to the unutilized portion of the Revolver commitment. With facility usage of less than 50% on the Revolver, 0.25% applied to the unutilized portion of the Revolver commitment. During the Term Loan Availability
                    Period, 0.25% applied to the unutilized portion of the Term
                    Loan commitment. The Commitment Fee is payable quarterly in arrears, calculated on an actual/360-day basis.

ORIGINATION FEE:    A non-refundable origination fee of 0.25% of the total
                    commitment amount payable at closing ($250,000).

SECURITY:           The Credit Facility is not secured.

VOLUNTARY           The Borrower may, on three business days' irrevocable
PREPAYMENT:         written notice prepay for LIBOR option and same day notice for Base Rate option, repay all or any portion of the Credit
                    Facility. The Company's right to prepay any LIBOR option shall be conditioned upon the payment of the greater of a surcharge equal to the present value of any funding losses imputed by CoBank to have been incurred as a result of such prepayment, or $300.

                    Prepayment is permitted on Quoted Rate maturities upon three business days' irrevocable notice, subject to a surcharge equal to the greater of the present value of CoBank's funding losses plus a yield of 1/2 of 1%, or $300.

                    The Company is permitted to terminate all of the Credit Facility in advance of the dates identified above by retiring all outstanding indebtedness and related obligations together with the payment of the funding losses (if any) imputed by CoBank as described in the paragraphs above.

MANDATORY           Asset Sales: Other than permitted sales (see Negative
PREPAYMENT:         Covenants below), 100% of the net, after-tax proceeds from any asset sale by the Borrower or its subsidiaries will be applied to permanently reduce outstanding principal under the Term Loan

                    Insurance: 100% of net insurance recoveries received by the Borrower or its subsidiaries and not reinvested in replacement assets within 180 days from the date of receipt shall be applied to permanently reduce amounts outstanding under the Term Loan.

FINANCIAL           The Company will generally satisfy its reporting obligations
REPORTING:          by delivery to CoBank of its periodic reports filed with the
                    Securities and Exchange Commission. A preliminary budget will be delivered by December 1 for the succeeding year, with a final budget delivered by January 31 of the applicable year. The Company will also deliver standard compliance certificates on a quarterly basis confirming compliance with the covenants.

FINANCIAL           The following financial covenants will be measured quarterly
COVENANTS:          on a consolidated basis:
(See Definitions
Below)

                    Total Leverage Ratio - Not to exceed 3.0x at any time.

                    Interest Coverage Ratio - Not less than 3.0x at all times.

                    Consolidated Net Worth Amount - Not less than $160 million as defined in the Note Purchase Agreement dated December 9, 1998 between the Company and the Purchasers thereunder.

NEGATIVE COVENANTS: The definitive Credit Agreement contain certain negative covenants, which covenants apply to the Company and its subsidiaries, including:

                    (i) limitations on certain secured indebtedness limited generally to 15% of the Company's Consolidated Net Worth;

                    (ii) limitations on purchase money security agreements and capital leases not to exceed $25,000,000 in the aggregate;

                    (iii) limitations on additional unsecured indebtedness only as restricted under the financial covenants;

                    (iv) distributions or dividends up to an aggregate of $16,500,000 during the fiscal years ending December 31, 2006, 2007 and 2008, and thereafter the higher of $16,500,000 or 100% of the prior year's net income, and stock repurchases not to exceed $20,000,000 in the aggregate;

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                    (v) restrictions on acquisitions, except that the Company is permitted to engage in single transactions below $50,000,000 and all transactions in the aggregate below $100,000,000;
                    and

                    (vi) restrictions on dispositions, except that (A) the Company may engage in sales in any 12-month period if the aggregate book value of such assets do not exceed 10% of Consolidated Net Assets, and (B) other sales with Net Proceeds of less than $100,000,000 are permitted, provided that the Company is in compliance with certain Leverage Ratio standards at the time of the transaction, and the proceeds are used to acquire other assets within one-year (and if not, unused proceeds must be used to reduce the Term
                    Loan)

DEFINITIONS:
-----------

TOTAL DEBT:         Shall mean, for the Borrower, on a consolidated basis and
                    all in accordance with GAAP, the sum of (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services other than accounts payable arising in connection with the purchase of goods or services on terms customary in the trade, (c) obligations secured by liens or a pledge of or an encumbrance on the proceeds or production from property now or hereafter owned or acquired, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) leases of real or personal property which are required to be capitalized under GAAP or which are treated as operating leases under regulations applicable to them but which otherwise would be required to be capitalized under GAAP, and (f) the principal amount of guarantees, whether or not due.

EBITDA: Shall mean, for the Borrower, on a consolidated basis and in accordance with GAAP, the sum of (a) net income or deficit, as the case may be, excluding extraordinary gains and the write-up of any asset and excluding extraordinary, non-cash losses, (b) total interest expense (including non-cash interest), (c) depreciation and amortization expense and (d) cash income taxes.

TOTAL LEVERAGE      Shall mean Total Debt divided by EBITDA measured for the
RATIO:              most recently completed four fiscal quarters.

INTEREST COVERAGE   Shall mean EBITDA divided by interest expense measured for
RATIO:              the most recently completed four fiscal quarters.